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                                                                     Exhibit 4.1

                            CERTIFICATE OF TRUST OF
                             NHTB CAPITAL TRUST I

          THIS Certificate of Trust of NHTB CAPITAL TRUST I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. (S) 3801 et seq.) (the "Act").
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          1.   Name.  The name of the business trust formed by this Certificate
               ----
of Trust is NHTB Capital Trust I.

          2.   Delaware Trustee.  The name and business address of the trustee
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of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North
Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

          3.   Effective Date.  This Certificate of Trust shall be effective
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upon filing with the Secretary of State.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act..

                              WILMINGTON TRUST COMPANY, as trustee


                              By:  /s/ Patricia A. Evans
                                   ------------------------
                              Name:  Patricia A. Evans
                              Title: Financial Services Officer